                                                                      EXHIBIT 11

                   COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                                 Year Ended June 30,
                                                  --------------------------------------------------------------------------------
                                                      1991          1992          1993          1994         1995         1996
                                                  ------------   -----------  ------------  ------------  -----------  -----------
Income (loss) from continuing operations
  before discontinued operations and
  extraordinary item............................  $(18,916,000)  $ 1,441,000  $ (5,234,000)  $10,112,000  $41,415,000  $20,789,000
Discontinued operations.........................     1,557,000    (6,323,000)   (5,356,000)           --    1,113,000           --
Extraordinary item..............................            --     7,406,000            --            --           --   (1,927,000)
                                                  ============   ===========  ============   ===========  ===========  ===========
Net income (loss)...............................  $(17,359,000)  $ 2,524,000  $(10,590,000)  $10,112,000  $42,528,000  $18,862,000
                                                  ============   ===========  ============   ===========  ===========  ===========
Primary Income (Loss) Per Share:
Weighted average number of common shares:
   Shares outstanding, beginning of year........       262,224       262,224     8,877,094     8,877,094    8,920,411    8,935,411
Average number of shares issued in 1992
  Restructuring.................................                     944,095
Average number of shares issued in 1994
  Restructuring.................................                                                  16,140
Average number of shares related to common
  stock equivalents.............................                                               1,363,521    1,574,979    2,139,160
Average number of shares issued for
  employee stock options and warrants exercised.                                                                9,329      180,612
Average number of shares issued.................                                                                           191,200
Average number of shares issued
  for initial public offering...................                                                                         1,411,475
Shares related to SAB 83........................     1,066,068     1,066,068     1,066,068     1,066,068    1,066,068    1,066,068
Shares from automatic conversion of
  redeemable preferred stock related to
  SAB 64........................................    11,271,941    11,271,941    11,271,941    11,271,941   11,271,941   11,271,941
                                                  ------------   -----------  ------------   -----------  -----------  -----------
     Total weighted average common and
       common equivalent shares
       outstanding..............................    12,600,232    13,544,328    21,215,102    22,594,764   22,842,727   25,195,867
                                                  ============   ===========  ============   ===========  ===========  ===========
Continuing operations...........................        $(1.50)       $ 0.11        $(0.25)        $0.45        $1.81        $0.83
Discontinued operations.........................        $ 0.12        $(0.47)       $(0.25)           --        $0.05           --
Extraordinary item..............................            --        $ 0.55            --            --           --       $(0.08)
                                                  ------------   -----------  ------------   -----------  -----------  -----------
Net income (loss) per common share..............        $(1.38)       $ 0.19        $(0.50)        $0.45        $1.86        $0.75
                                                  ============   ===========  ============   ===========  ===========  ===========
Fully Diluted Income (Loss) Per Share:
Weighted average number of common shares:
   Shares outstanding, beginning of year........       262,224       262,224     8,877,094     8,877,094    8,920,411    8,935,411
Average number of shares issued in 1992
  Restructuring.................................                     944,095
Average number of shares issued in 1994
  Restructuring.................................                                                  16,140
Average number of shares related to common
  stock equivalents.............................                                               1,363,521    1,881,553    2,373,254
Average number of shares issued for
  employee stock options and warrants exercised.                                                                9,329      180,612
Average number of shares issued.................                                                                           191,200
Average number of shares issued
  for initial public offering...................                                                                         1,411,475
Shares related to SAB 83........................     1,066,068     1,066,068     1,066,068     1,066,068    1,066,068    1,066,068
Shares from automatic conversion of
  redeemable preferred stock related to
  SAB 64........................................    11,271,941    11,271,941    11,271,941    11,271,941   11,271,941   11,271,941
                                                  ------------   -----------  ------------   -----------  -----------  -----------
     Total weighted average common and
       common equivalent shares
       outstanding..............................    12,600,232    13,544,328    21,215,102    22,594,764   23,149,301   25,429,961
                                                  ============   ===========  ============   ===========  ===========  ===========
Continuing operations...........................        $(1.50)       $ 0.11        $(0.25)        $0.45        $1.79        $0.82
Discontinued operations.........................        $ 0.12        $(0.47)       $(0.25)           --        $0.05           --
Extraordinary item..............................            --        $ 0.55            --            --           --       $(0.08)
                                                  ------------   -----------  ------------   -----------  -----------  -----------
Net income (loss) per common share..............        $(1.38)       $ 0.19        $(0.50)        $0.45        $1.84        $0.74
                                                  ============   ===========  ============   ===========  ===========  ===========
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